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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  eSPEED, INC.

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         eSpeed, Inc., a Delaware corporation organized and existing under the
General Corporation Law of the State of Delaware (the "GCL"), hereby certifies as follows:

         1. The name of this corporation is eSpeed, Inc. (the "Corporation"). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 3, 1999 under the name "Cantor Fitzgerald Electronic Commerce Holdings, Inc." and an Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 28, 1999.

         2. Pursuant to Sections 242 and 245 of the GCL, this Amended and Restated Certificate of Incorporation amends and restates the Amended and Restated Certificate of Incorporation of the Corporation.

         3. This amendment of the Corporation's Amended and Restated Certificate of Incorporation contained in this Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors and the stockholder of the Corporation in accordance with the provisions of Sections 242 and 245 of the GCL.

         4. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

                                   ARTICLE ONE

         The name of the Corporation is eSpeed, Inc.

                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


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                                  ARTICLE THREE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

                                  ARTICLE FOUR

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Fifty Million (350,000,000) shares, consisting of (i) Fifty Million (50,000,000) shares of Preferred Stock, par value one cent ($.01) per share (the "Preferred Stock"), and (ii) Three Hundred Million (300,000,000) shares of Common Stock (the "Common Stock"), of which Two Hundred Million (200,000,000) shares are designated as Class A Common Stock, par value one cent ($.01) per share (the "Class A Common Stock"), and One Hundred Million (100,000,000) shares are designated as Class B Common Stock (the "Class B Common Stock"), par value one cent ($.01) per share. Shares of Class B Common Stock that are converted into shares of Class A Common Stock shall be retired and not reissued.

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation is as follows:

Preferred Stock
---------------

         The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of this Amended and Restated Certificate of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue the shares, fix the number of shares and change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, without any further action or vote by the stockholders.

Common Stock
------------

         1. Voting.

            (a) At each annual or special meeting of stockholders, and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock and each holder of record of shares of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock. Except as otherwise required by law and

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this Amended and Restated Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock of the Corporation that may be issued from time to time, the holders of shares of Class A Common Stock and shares of Class B Common Stock shall vote together as a single class on all matters voted on by the stockholders of the Corporation.

            (b) Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

         2. Dividends: Stock Splits.

         Subject to the rights of the holders of shares of any series of Preferred Stock, and subject to any other provisions of this Amended and Restated Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or other voting securities or options or warrants to purchase shares of Common Stock or other voting securities or securities convertible into or exchangeable for shares of Common Stock or other voting securities) is paid on the shares of Class A Common Stock or the shares of Class B Common Stock, a like dividend or other distribution in cash or other property shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or shares of Class B Common Stock, a like dividend or other distribution shall also be paid on shares of Class A Common Stock or shares of Class B Common Stock, as the case may be, in an equal amount per share; provided, however, that, for this purpose, if shares of Class A Common Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock, and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that voting securities paid on the Class B Common Stock may have up to ten (10) times the number of votes per share as voting securities paid on the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock, in an equal amount per share, such dividend or other distribution shall be deemed to be a like dividend or distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class A Common Stock or Class B Common Stock, as the case may be, shall also be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately following such split, subdivision, combination or reclassification shall bear the

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same relationship to each other as did the number of shares of Class A Common
Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

         3. Conversion Rights.

            (a) Voluntary Conversion of Class B Common Stock. Each share of Class B Common Stock is convertible into one fully paid and non-assessable share of Class A Common Stock at any time at the option of the holder. In order to exercise the conversion privilege, the holder of any shares of Class B Common Stock to be converted shall present and surrender the certificate or certificates representing such shares during usual business hours at the principal executive offices of the Corporation, or if any agent for the registration or transfer of shares of Class B Common Stock is then duly appointed and acting (said agent being hereinafter called the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by written notice that the holder elects to convert the shares of Class B Common Stock represented by such certificate or certificates, to the extent specified in such notice. Such notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Class A Common Stock which shall be issuable upon such conversion shall be issued. If required by the Corporation, any certificate for shares of Class B Common Stock surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by the holder of such shares or his or her duly authorized representative. As promptly as practicable after the receipt of such notice and the surrender of the certificate or certificates representing such shares of Class B Common Stock as aforesaid, the Corporation shall issue and deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full shares of Class A Common Stock issuable upon the conversion of such shares. Each conversion of shares of Class B Common Stock shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation or the Transfer Agent, as applicable, and the certificate or certificates representing such shares shall have been surrendered (subject to receipt by the Corporation or the Transfer Agent, as applicable, within thirty (30) days thereafter of any required instruments of transfer as aforesaid), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby.

            (b) Automatic Conversion. Each Share of Class B Common Stock will automatically convert into a share of Class A Common Stock upon any sale, pledge or other transfer (a "Transfer"), whether or not for value, by the initial registered holder thereof, other than any Transfer by the initial holder to (1) Cantor Fitzgerald, L.P., (2) any entity controlled by Cantor Fitzgerald, L.P. or by Howard Lutnick and (3) Howard Lutnick, his spouse, his estate, any of his descendants, any of his relatives, or any trust established for his benefit or for the benefit of his spouse, any of his descendants or any of his relatives. Notwithstanding anything to the contrary set forth herein, any holder of Class B Common Stock may pledge his, her or its shares of Class B Stock to a pledgee pursuant to a bona fide pledge of the shares as collateral security for indebtedness due to the pledgee so long as the shares are not transferred to or registered in the


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name of the pledgee. In the event of any pledge meeting these requirements, the pledged shares will not be converted automatically into shares of Class A Common Stock. If the pledged shares of Class B Common Stock become subject to any foreclosure, realization or other similar action by the pledgee, they will be converted automatically into shares of Class A Common Stock upon the occurrence of that action.

            (c) Unconverted Shares. If less than all of the shares of Class B Common Stock evidenced by a certificate or certificates surrendered to the Corporation (in accordance with such procedures as the Board of Directors may determine) are converted, the Corporation shall execute and deliver to or upon the written order of the holder of such certificate or certificates a new certificate or certificates evidencing the number of shares of Class B Common Stock which are not converted without charge to the holder.

            (d) No Conversion Rights of Class A Common Stock. The Class A Common Stock has no conversion rights.

            (e) Reservation of Shares of Class A Common Stock. The Corporation hereby reserves, and shall at all times reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. The Corporation covenants that all the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable.

         4. Liquidation, Dissolution, etc.

         In the event of any liquidation, dissolution or winding up (either voluntary or involuntary) of the Corporation, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution, after payments to creditors and to the holders of any Preferred Stock of the Corporation that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

         5. Rights Otherwise Identical.

         Except as otherwise expressly set forth in this Amended and Restated Certificate of Incorporation, the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

                                  ARTICLE FIVE

         From and after the date of the closing of the Corporation's initial public offering of Class A Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders unless all of the stockholders

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entitled to vote thereon consent thereto in writing. Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, or, if the Chairman of the Board is unavailable, by the Vice Chairman acting jointly with the President.

                                   ARTICLE SIX

         In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to make, alter and repeal the By-Laws of the Corporation pursuant to a resolution approved by a majority of the Board of Directors. The stockholders may make, alter and repeal the By-Laws of the Corporation only with, and in addition to any other vote required by law, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation present in person or by proxy and entitled to vote thereon.

                                  ARTICLE SEVEN

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE EIGHT

         The Corporation shall, to the fullest extent permitted by Section 145 of the GCL, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons, and the Corporation may purchase and maintain insurance on behalf of any director or officer to the extent permitted by Section 145 of the GCL.

                                  ARTICLE NINE

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of

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any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                   ARTICLE TEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by law and this Amended and Restated Certificate of Incorporation, and all rights, preferences and privileges conferred upon stockholders herein are granted subject to this reservation. The automatic conversion provisions set forth in Article Four,
Section 3(b) herein may not be amended, altered, changed or repealed without the approval of the holders of a majority of the voting power of all outstanding shares of Class A Common Stock. The number of authorized shares of Class B Common Stock may not be increased or decreased and the rights of the Class B Common Stock (including the rights set forth in this sentence) may not be amended, altered, changed or repealed, without the approval of the holders of a majority of the voting power of all outstanding shares of Class B Common Stock. However, the number of authorized shares of Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of Del. Code Ann. Tit. 8, Section 242(b)(2).






         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation as of this 14th day of November, 1999.

                                             eSPEED, INC.


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                                        By: /s/ Howard W. Lutnick
                                           ---------------------------------
                                             Name: Howard W. Lutnick
                                             Title: CEO




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